UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019 (June 28, 2019)

PROFICIENT ALPHA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38925	83-1505892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

40 Wall St., 29th floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (917) 289-0932

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units	PAACU	The Nasdaq Stock Market LLC
Common Stock	PAAC	The Nasdaq Stock Market LLC
Warrants	PAACW	The Nasdaq Stock Market LLC
Rights	PAACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2019, Wei Fan resigned as Co-Chief Executive Officer and a member of the Board of Directors (the “Board”) of Proficient Alpha Acquisition Corp. (the “Company”). Mr. Fan’s resignation was for personal reasons and was not due to any disagreement with the Company. As a result of his resignation, Mr. Kin (Stephen) Sze will become the sole Chief Executive Officer of the Company.

On July 3, 2019, the Board appointed Mr. Sze to fill the vacancy on the Board created by Mr. Fan’s resignation, effective immediately. In lieu of the payment of the monthly cash compensation of $2,000 to Mr. Fan, the Board approved the payment of such compensation to Mr. Sze.

Kin Sze has been serving as the Company’s Co-Chief Executive Officer, President and Secretary since March 2019. He has been serving as a Managing Director at Zhuhai Zhonghe Sifang Asset Management Limited, a private equity asset management company, since March 2019. Prior to that he served as an Executive Director at Agricultural Bank of China International, Hong Kong, an investment banking business flagship of Agricultural Bank of China, one of the largest banks in the world by total assets, from December 2017 to December 2018. He played an instrumental role in managing the company’s direct investment portfolio. Prior to that, he was a Senior Manager at China Everbright (Hong Kong), a China based finance conglomerate with business in banking, securities, insurance, asset management and direct investment, from April 2006 to November 2017. He was involved in a number of acquisitions in fintech, TMT, advanced manufacturing and real estate. Mr. Sze received an MBA degree from the University of South Australia and a bachelor’s degree in Chemical Engineering from the University of Toronto. Mr. Sze is a Chartered Financial Analyst Charterholder, Fellow of Institute of Public Accountants and Institute of Financial Accountants.

There are no family relationships between Mr. Sze and any director, executive officer, or person nominated or chosen by the Company to become a director of the Company. There are no transactions between the Company and Mr. Sze that are subject to disclosure under Item 404(a) of Regulation S-K.

(1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2019

PROFICIENT ALPHA ACQUISITION CORP.

By:	/s/ Kin Sze
Name: Kin Sze
Title: Chief Executive Officer

(2)